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                                                                    EXHIBIT 10.2













                                  PENTAIR, INC.



                   1999 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN






















                AS AMENDED AND RESTATED EFFECTIVE AUGUST 23, 2000


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                                  PENTAIR, INC.

                   1999 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


         SECTION 1. NAME OF PLAN. This plan shall be known as the Pentair, Inc. 1999 Supplemental Executive Retirement Plan.

         SECTION 2. GENERAL DEFINITIONS. Unless the context requires otherwise, when used herein the terms listed below, when capitalized or applied to such capitalized terms, shall have the following meanings:

         (1) "ADJUSTMENT FACTOR" is the factor used in adjusting the Pension Amount to reflect the period of time between the date a Participant has a Termination of Employment and his or her Benefit Commencement Date. With respect to a Participant who survives to his or her Benefit Commencement Date and has a Termination of Employment:

         (a) on or after attaining age fifty-five (55) and who is scheduled to receive his or her Retirement Benefit as of the first possible Benefit Commencement Date, the Adjustment Factor is
                  1.01134 (i.e., the Pension Amount is adjusted to reflect the period beginning on the first day of the calendar month immediately following the calendar month in which the Participant incurs a Termination of Employment and ending on the first possible Benefit Commencement Date);

         (b) on or after attaining age fifty-five (55) and who properly and timely elects a delayed Benefit Commencement Date, the Adjustment Factor is the appropriate factor set forth in Table 1 to reflect the period beginning on the first day of the calendar month immediately following the calendar month in which the Participant incurs a Termination of Employment and ending on the Benefit Commencement Date so elected;

         (c) before attaining age fifty-five (55) and who is scheduled to receive his or her Retirement Benefit as of the first possible Benefit Commencement Date, the Adjustment Factor is the appropriate factor set forth in Table 1 to reflect the period beginning on the first day of the calendar month immediately following the calendar month in which the Termination of Employment occurred and ending on the first possible Benefit Commencement Date; or

         (d) before attaining age fifty-five (55) and who properly and timely elects a delayed Benefit Commencement Date, the Adjustment Factor is the appropriate factor set forth in Table 1 to reflect the period beginning on the first day of the calendar month immediately following the calendar month in which the Termination of Employment occurred and ending on the Benefit Commencement Date so elected.

         (2) "ADMINISTRATOR" is the Company.

         (3) "BENEFICIARY" is a person entitled to receive benefits, if any, payable under the Plan after a former Participant's death.

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         (4) "BENEFIT COMMENCEMENT DATE" is the first day of the first calendar month as of which a Participant's Retirement Benefit is payable. The first possible Benefit Commencement Date is the later of (i) the first day of the calendar month immediately following the calendar month which includes the Participant's fifty-fifth (55th) birthday and (ii) the first day of the third calendar month immediately following the calendar month in which the Participant has a Termination of Employment; the last possible Benefit Commencement Date is the later of (i) the Participant's first possible Benefit Commencement Date and
(ii) the first day of the calendar month immediately following the calendar month which includes the Participant's sixty-seventh (67th) birthday; a permissible Benefit Commencement Date is any such date beginning with the first possible Benefit Commencement Date and ending with the last possible Benefit Commencement Date; and a delayed Benefit Commencement Date is any permissible Benefit Commencement Date other than (i) the Participant's first possible Benefit Commencement Date and (ii) the Participant's last possible Benefit Commencement Date if such date is the same date as the first possible Benefit Commencement Date.

         (5) "BENEFIT SERVICE" is the number of Years of Service during which an individual completes 1,000 Hours of Service as an Eligible Employee.

         (6) "BENEFIT SERVICE DATE" is the date from and after which an individual may earn Benefit Service. An individual's Benefit Service Date shall be listed on Schedule 1.

         (7) "BENEFIT SERVICE PERCENTAGE" is the percentage equal to the product of a Participant's Benefit Service multiplied by fifteen percent (15%).

         (8) "CHANGE IN CONTROL" is a change in control of the Company as defined in the KEESA.

         (9) "CODE" is the Internal Revenue Code of 1986, as amended.

         (10) "COMMITTEE" is the Compensation and Human Resources Committee of the Board of Directors of the Company.

         (11) "COMPANY" is Pentair, Inc., a Minnesota corporation.

         (12) "COMPENSATION" is any item or class of remuneration or part thereof listed or described in the left-hand column of Schedule 3 and not any such items listed or described in the right-hand column of Schedule 3. In the event a remuneration item is not listed or described in Schedule 3, the Administrator shall determine whether such item is included or excluded from Compensation by taking into account the nature of the item and its similarity to an item which is so listed.

         (13) "CONVERSION FACTOR" is the factor used to convert the Pension Amount into the Normal Form of Benefit and shall be 113.4.

         (14) "COVERED TERMINATION" is a covered termination, as defined in the KEESA, which entitles a Participant to a termination payment pursuant to Sections 8 and 9(a) of the KEESA.

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         (15) "DISABLED" or "DISABILITY" is a physical or mental condition, resulting from sickness or injury, other than an injury which is self-induced, which would entitle the Participant to permanent and total disability benefits under the Company's long-term disability plan (regardless of whether the Participant is covered by such plan).

         (16) "EFFECTIVE DATE" of the Plan is January 1, 1999; the effective date of this amended and restated Plan document is August 23, 2000.

         (17) "ELIGIBLE EMPLOYEE" is an individual who, on or after the Effective Date of the Plan, is (i) a full time employee of a Group member (ii) a citizen or lawful permanent resident of the United States, and (iii) either (x) an officer of the Company appointed by the Company's Board of Directors or (y) the President of a substantial, operating Group member other than the Company or comparable position (e.g., head of a major operating division of a Group member) who has been nominated by the Company's Chief Executive Officer for participation in the Plan and such participation has been approved by the Committee; provided, however, the Committee may waive the requirement that an individual be a U.S. citizen or lawful permanent resident and, with respect to such an individual, may modify other aspects of the Plan if, in the Committee's sole discretion, such waiver or modification, or both, is appropriate under the circumstances and given tax and other governmental regulatory provisions applicable to such individual and his or her Employer Company.

         (18) "EMPLOYER COMPANY" is the Group member which employs a Participant as of the date the Participant has a Termination of Employment.

         (19) "ERISA" is the Employee Retirement Income Security Act of 1974, as amended.

         (20) "FINAL AVERAGE COMPENSATION" is the average Compensation determined by averaging Compensation in those five (5) consecutive calendar years out of the last ten (10) consecutive calendar years, ending with the calendar year which ends coincident with or immediately preceding the date the Participant has a Termination of Employment or otherwise ceases to be an Eligible Employee, whichever occurs first, for which the average Compensation is the highest.

         Notwithstanding the immediately preceding paragraph, Final Average Compensation shall not be less than the average Compensation for the sixty (60) months immediately preceding the date the Participant has a Termination of Employment or otherwise ceases to be an Eligible Employee, whichever occurs first, determined as the sum of Compensation in the final calendar year of such employment plus Compensation in each of the four (4) calendar years preceding the final calendar year of such employment plus a percentage of the Compensation for the entire fifth calendar year preceding the final calendar year of such employment; such percentage shall be determined as twelve minus the number of full calendar months for which Compensation was payable in the final calendar year of such employment divided by the number of months for which Compensation was paid in the fifth calendar year preceding the final calendar year of such employment.

         (21) "GROUP" is the Company and any other corporation, business trust, partnership, joint venture, limited liability company, or other legal entity, in which the Company owns (directly or indirectly) fifty percent (50%) or more of the voting stock or rights analogous to voting stock. Any


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such other corporation, business trust, partnership, joint venture, limited liability company, or other legal entity shall be considered a member of the Group only for the period such ownership exists.

         (22) "HOUR OF SERVICE" has the meaning provided in Section 3(d)(1).

         (23) "JOINT AND SURVIVOR ANNUITY" is a monthly annuity (rounded to the nearest whole dollar amount) commencing as of the Participant's Benefit Commencement Date, which is the actuarial equivalent (determined by applying the factors set forth in Table 2) of the Participant's Normal Form of Benefit commencing as of the same date, under which the last monthly payment is made for the month in which the Participant dies or, if the Participant is survived by the Spouse to whom the Participant was married on the Benefit Commencement Date, the month in which such surviving Spouse dies, and under which the monthly benefit payable to such Spouse surviving is equal to the monthly benefit payable during the life of the Participant.

         (24) "KEESA" is the Key Executive Employment and Severance Agreement between the Company and key executives, as approved by the Company's board of directors effective August 23, 2000.

         (25) "NORMAL FORM OF BENEFIT" is a monthly annuity, commencing as of the Participant's Benefit Commencement Date, payable for a term certain of one hundred eighty (180) consecutive months, and shall be determined by dividing the Participant's Pension Amount by the Conversion Factor, with such monthly annuity rounded to the nearest whole dollar amount.

         (26) "PARTICIPANT" is an Eligible Employee who has become covered by the Plan. Once an individual has become so covered, he or she shall remain a Participant, except as provided in Section 3, until the first to occur of his or her death and Termination of Employment for a reason other than death; provided, however, if the individual has a non-forfeitable right to a Retirement Benefit as of the date he or she has such a Termination of Employment (determined without regard to the forfeiture provision of Section 6(b) unless such section has been actually enforced as to such individual), then absent death the individual shall remain a Participant until the individual has received his or her entire Retirement Benefit or the Retirement Benefit has been forfeited as provided for in Section 6(b).

         (27) "PARTICIPATION DATE" is the later of (i) the Plan Effective Date and (ii) the earlier of (x) the date an individual becomes an Eligible Employee described in Section 2(17)(iii)(x) and (y) for an individual described in
Section 2(17)(iii)(y), the date such individual's nomination is approved by the Committee or such earlier date as may be provided in approving such nomination. An individual's Participation Date shall be listed on Schedule 1.

         (28) "PENSION AMOUNT" is an amount equal to the Participant's Final Average Compensation multiplied by his or her Benefit Service Percentage, with such amount then multiplied by the Adjustment Factor if the Participant survives to his or her Benefit Commencement Date.

         (29) "PLAN" is the retirement plan herein described. When this term is modified by or with reference to a certain date (e.g., Plan as in effect before year XXXX), it shall refer to the Plan as described in the Plan document in effect for the period referenced.

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         (30) "RETIREMENT BENEFIT" is the Plan monthly retirement benefit payable under the Normal Form of Benefit or the Joint and Survivor Annuity.

         (31) "SPOUSE" is an individual, of a sex opposite to that of a Participant, whose marriage to a Participant is recognized under the laws of the United States (or one of the United States) or any other generally recognized jurisdiction.

         (32) "TERMINATION OF EMPLOYMENT" is any event by which there is no longer an employer-employee relationship between any Group member and an individual, including such termination caused by the individual's retirement, resignation, dismissal, death, or Disability; provided, however, in the event of Disability for purposes of the Plan the date of Termination of Employment shall be as determined under Section 3(e).

         (33) "YEAR OF SERVICE" is a calendar year in which an individual completes 1,000 Hours of Service.

         Section 3. PARTICIPATION, VESTING AND BENEFIT SERVICE, AND RULES GOVERNING THE CREDITING OF SERVICE, DISABILITY AND THE DETERMINATION OF COMPENSATION AND FINAL AVERAGE COMPENSATION. (a) Participation. (1) General. The primary purpose of the Plan is to provide supplemental retirement benefits to Eligible Employees, and it is intended that such employees constitute a select group of management or highly paid employees, within the meaning of ERISA section 201(2), of the Group. Except as provided in Section 3(d)(6), in the event an individual who is not within such a select group becomes covered by the Plan, then notwithstanding any Plan provision to the contrary such individual's participation in the Plan shall immediately cease and retroactively he or she shall be treated as never having been covered by the Plan.

                  Because the Plan is described in ERISA section 201(2), and other ERISA provisions corresponding thereto, certain provisions of ERISA do not apply to it and the benefits earned thereunder, including the provisions of Parts 2, 3, and 4 of Title I of ERISA relating to participation and vesting, funding, and fiduciary responsibilities, respectively. In addition, the Plan is not a tax-qualified plan under the Code, and thus the Plan and benefits paid hereunder are not subject to certain rules which apply to benefits payable under such qualified plans including the annual compensation and benefit limits under Code sections 401(a)(17) and 415, respectively, and the manner in which a Participant's or Beneficiary's Plan benefits are subject to income tax.

                  (2) Acceptance. Unless an Eligible Employee declines to become covered by the Plan by delivering a written notice to that effect to the Administrator within thirty (30) days of what otherwise would be his or her Participation Date (or such later date as the Administrator may prescribe), he or she shall have accepted all the terms and conditions of the Plan, including the provisions of Section 6, and without regard to whether he or she becomes entitled to receive a benefit under the Plan. If such a declination is made, the individual shall not be covered by the Plan and no benefits shall be payable hereunder to or with respect to such individual; provided, however, such a declination shall not constitute a waiver, release, or modification of any restrictions or covenants relating to such individual's employment or termination of employment arising under agreements apart from the Plan or under applicable law.

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                  (3) Initial Participants. The names of the Eligible Employees covered by the Plan as of the Effective Date as of this amended and restated Plan document and their Participation and Benefit Service Dates are listed on
Schedule 1. From time to time Schedule 1 shall be amended to list the names of additional Eligible Employees who have become covered by the Plan and their Participation and Benefit Service Dates.

                  (4) Existing SERP. An individual listed on Schedule 2 shall be covered by the Pentair, Inc. Supplemental Executive Retirement Benefit Plan, adopted on June 16, 1988, and shall not be an Eligible Employee or otherwise covered by the Plan. Such an individual's supplemental retirement benefits and other benefits related thereto, if any, and the conditions, covenants, and rights of the parties with respect thereto, shall be as determined solely under such plan.

         (b) Vesting. (1) General. Except as otherwise expressly provided herein, all benefits otherwise payable under the Plan to or with respect to a Participant shall be forfeited if the Participant has a Termination of Employment before completing five (5) Years of Service.

                  (2) Death or Disability. A Participant who incurs a Termination of Employment by reason of his or her death or Disability shall be considered to have completed five (5) Years of Service, immediately before such event, for purposes of applying paragraph (1) immediately preceding.

                  (3) Automatic Acceleration of Vesting. If a Participant has entered into a KEESA and such Participant incurs a Covered Termination, then immediately before such termination the Participant shall be considered to have completed five (5) Years of Service for purposes of applying paragraph (1) immediately preceding.

                  (4) Other Forfeiture. Notwithstanding the foregoing provisions of this Section 3(b) or the number of Years of Service completed or deemed completed, except as otherwise provided under the Plan all benefits otherwise payable under the Plan to or with respect to a Participant or former Participant shall be subject to forfeiture to the extent provided in Section 6(b).

         (c) Benefit Service. (1) Benefit Service Date. Except as otherwise provided herein, an individual's Benefit Service Date shall be the same date as his or her Participation Date.

                  (2) Benefit Service Date of Effective Date Participants. The Benefit Service Date of an individual who is a Participant as of the Effective Date as of this amended and restated Plan document shall be the date listed on
Schedule 1 for such individual and such date may precede the individual's Participation Date.

                  (3) Benefit Service. An individual who ceases to be a Participant and incurs a Termination of Employment by reason of death shall be considered to have completed a Year of Service in the year of death for purposes of determining the Benefit Service earned by such individual, regardless of the Hours of Service credited for such year.

                  (4) Benefit Service Upon a Covered Termination. If a Participant has entered into a KEESA and such Participant incurs a Covered Termination, then immediately before such termination the Participant shall be credited with additional Years of Service for determining Benefit


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Service equal to the lesser of (i) three (3) and (ii) the greater of (x) seven
(7) minus the Benefit Service credited to such Participant under the Plan, determined without regard to this Section 3(c)(4), as of the first day of the Plan Year beginning immediately after such termination and (y) zero (0). The Benefit Service provided for by this Section 3(c)(4) shall be in addition to a Participant's Benefit Service under the Plan determined without regard to this
Section 3(c)(4).

         (d) Service Credits. (1) General. Subject to other Plan provisions, a Participant's Years of Service shall be based upon the completion of 1,000 Hours of Service during a calendar year. For this purpose an Hour of Service is each hour which an individual is paid or entitled to payment from a Group member for
(i) the performance of duties as its employee and (ii) reasons related to such employment but other than for the performance of duties, such as vacation, illness, jury duty, military duty or leave of absence other than (x) payments made or due under a plan maintained solely to comply with worker's compensation, unemployment compensation, or disability insurance laws, or (y) payments made solely for reimbursement of medical or medically related expenses; provided, however, no more than 501 Hours of Service shall be credited under clause (ii) immediately preceding for any single continuous period during which no duties as such an employee are performed. An individual shall not receive duplicate Hour of Service credits for the same period of service or absence.

         Regardless of the actual number of Hours of Service completed during a year, in determining whether 1,000 Hours of Service have been completed during a calendar year an individual shall be credited with forty-five (45) Hours of Service for each calendar week the individual is otherwise credited with an Hour of Service pursuant to the immediately preceding paragraph.

                  (2) No Vesting Service Before Participation Date. No Year of Service completed before the calendar year which includes an individual's Participation Date shall be considered for purposes of applying Section 3(b)(1).

                  (3) Non-Duplication of Service Credit. In no event shall a Participant be credited for more than one (1) Year of Service with respect to any one (1) calendar year. In the event service credit for a period must be provided under the Plan by reason of applicable law (e.g., USERRA) and such credit duplicates service credit otherwise provided under the Plan, then the service crediting provision which is most beneficial to the Participant under the circumstances shall be applied but without duplication of service credit for the same period.

                  (4) Leaves of Absence. In the sole discretion of the Committee, a Participant may be granted service credit for a period of absence from active employment due to illness, personal circumstances, or such other events as the Committee may authorize under the circumstances and in such amount or manner of service credit as the Committee deems appropriate under the circumstances, but in no event shall such service credit duplicate any such credit otherwise provided under the Plan for the same period. Unless otherwise expressly provided by the Committee, however, in no event shall a Participant earn Benefit Service during the period of such absence.

                  (5) Break in Service. Except as determined in the sole discretion of the Committee, if a Participant incurs a Termination of Employment before he or she has a nonforfeitable right to a Retirement Benefit by reason of
Section 3(b)(1) and thereafter returns to employment with a Group member, all service credits earned prior to such termination shall be


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

ignored and, if the individual again becomes a Participant, the individual's service credits under the Plan shall be determined as if he or she had not been previously employed by any Group member.

                  (6) Transfer. If an individual becomes a Participant and subsequently, and without a Termination of Employment, becomes employed as other than an Eligible Employee, then upon the occurrence of such event the individual shall cease all active participation under the Plan (e.g., he or she will no longer accrue benefits under the Plan). To the extent permitted without causing the Plan to be outside the provisions of ERISA section 202(1), such an individual shall continue to be covered by the Plan with respect to determining his or her vesting rights and for purposes of applying Plan provisions related to the payment of nonforfeitable benefits, except (i) such an individual may not elect a delayed Benefit Commencement Date and (ii) the Adjustment Factor shall be determined as if the Participant had incurred a Termination of Employment as of the date he or she becomes employed as other than an Eligible Employee. If such continued treatment of the individual would cause the Plan to be outside the provisions of ERISA section 202(1), or the Committee in its sole discretion determines that such continuation may have that result, then notwithstanding any other Plan provisions (i) if the individual had a non-forfeitable right (determined without regard to Section 6(b) unless such section has been actually enforced as to such individual) to a Retirement Benefit as of the date of such transfer, the Pension Amount (determined by applying an Adjustment Factor of one
(1)) shall be immediately paid to the individual in a lump sum; provided, however, the Committee, in its sole discretion, may direct that such Pension Amount immediately commence to be paid to the individual in the Normal Form of Benefit; and (ii) if the individual had no such non-forfeitable right, he or she shall be treated as described in the last sentence of the first paragraph of
Section 3(a)(1).

         (e) Disability. (1) General. This Section describes special service credit and other rules which apply to a Participant who becomes Disabled before age sixty-five (65) and while he or she is an Eligible Employee (i.e., a "Disabled Participant"). In no event shall a Participant be considered Disabled until and unless he or she supplies all information and takes all acts (e.g., submits to medical examinations) reasonably requested by the Administrator to establish the fact of his or her Disability.

                  (2) Credit for Benefit Service. A Disabled Participant shall receive credit for Benefit Service during the Disability period. This service credit shall be determined, without duplication of other service credit provided under the Plan for the same period, based upon the complete whole years (with fractional years being rounded to the nearest whole year) which elapse during the Disability period. The Disability period shall begin on the date of Disability as determined by the Administrator, taking into account any applicable waiting period (e.g., end of short-term disability period) prescribed by the Administrator for this purpose, and shall end on the earlier of (i) the date the Participant is no longer Disabled or is considered not to be Disabled,
(ii) the date the Disabled Participant attains age sixty-five (65), (iii) the date of the Participant's death, and (iv) if the Participant elects to receive a Retirement Benefit before the dates described in clauses (i), (ii) and (iii) immediately preceding, the end of the calendar month immediately preceding the Benefit Commencement Date. Except as otherwise inconsistent with other Sections or parts of the Plan and solely for determining whether a Participant has incurred a Termination of Employment under the Plan (e.g., determining when a Participant is entitled to commence receiving the Retirement Benefit), a Participant shall not be considered to have incurred a Termination of Employment during the Disability period.

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                  (3) Final Average Compensation. A Participant's Final Average
Compensation, determined as of the beginning of the Disability period, shall not change during the Disability period. If a Disabled Participant recovers from the Disability before attaining age sixty-five (65) and returns to employment as an Eligible Employee, Final Average Compensation shall be determined as otherwise provided under the Plan and by assuming the Participant's Compensation during the Disability period was equal to the Participant's Final Average Compensation as of the beginning of the Disability period.

                  (4) Recovery from Disability. If a Disabled Participant recovers from the Disability prior to age sixty-five (65) and the Participant does not return to employment with the Group, he or she shall be entitled to Retirement Benefits in accordance with the other terms and provisions of the Plan as modified by the provisions of this Section 3(e). If the Disabled Participant recovers from the Disability prior to age sixty-five (65) and the Participant returns to employment with a Group member as an Eligible Employee, he or she shall be entitled to a Retirement Benefit in accordance with the terms and provisions of the Plan as modified by the provisions of this Section 3(e), and by taking into account the Participant's service and other relevant factors after he or she returns to such employment. If the Disabled Participant does not recover from the Disability prior to age sixty-five (65), he or she shall be entitled to a Retirement Benefit commencing as of the first day of the month after attaining such age; provided, however, in that event the Disabled Participant may not elect a delayed Benefit Commencement Date.

                  (5) Death During the Disability Period. If a Disabled Participant dies during the Disability period, a death benefit shall be paid after such Disabled Participant's death to the extent provided in Section 4.

                  (6) Proof of Disability. The Administrator shall determine whether and when a Participant is Disabled and may adopt such rules and procedures as it deems appropriate for this purpose. Once a Participant is determined to be Disabled, the Administrator may require the Participant to verify that he or she remains Disabled, and such verification may include requiring the Participant to submit to one or more medical examinations. If a Participant fails to supply information or take action as requested by the Administrator in order to determine whether the Participant is or remains Disabled, the Participant shall not be considered Disabled or shall be considered to have recovered from the Disability, as the case may be.

         (f) Compensation. (1) General. Compensation, and thereby Final Average Compensation, shall be determined solely with respect to such remuneration earned from and after a Participant's Benefit Service Date and during the period of employment as an Eligible Employee. In the event a Participant is employed with a Group member before becoming an Eligible Employee or, subject to the provisions of Section 3(d)(6), after ceasing to be an Eligible Employee, the Administrator shall determine the Compensation allocable to periods of such employment in each capacity in such manner as it deems reasonable in its sole discretion under the circumstances (e.g., allocation of MIP bonuses for the year in which an individual is promoted to an Eligible Employee).

                  (2) Determination. The amount of Compensation, and thereby Final Average Compensation, shall be as determined from the books and records of the employing Group member and shall be determined on the basis of when the Compensation is paid to the Participant; provided,


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

however, items of Compensation or portions thereof may be determined on the basis of when the item is earned (in which case the item or portion shall not be again counted as an item or portion of Compensation when paid) by the Participant if and to the extent the Administrator determines such treatment is appropriate under the circumstances (e.g., including MIP bonuses earned during the final year of employment as Compensation before such bonus is actually paid; including an amount deferred at the election of the Participant as Compensation when it otherwise would have been paid but for such election).

                  (3) Less Than Five Years of Service. For purposes of determining Final Average Compensation, if the Participant's relevant Compensation history is for less than the stated period of time (e.g., less than five (5) years; less than ten (10) years), then such actual period shall be substituted in determining Final Average Compensation (e.g., if the individual has six (6) years of Compensation history, the high five (5) consecutive years within such six (6) years shall be used in determining the average; if the individual has three (3) years of Compensation history, all such Compensation shall be used in determining the average).

         SECTION 4. PAYMENTS IN THE EVENT OF DEATH BEFORE THE BENEFIT COMMENCEMENT DATE. (a) General. This Section describes the pre-retirement death benefit payable under the Plan to a Beneficiary under circumstances where an individual who was a Participant immediately before his or her death dies before the Benefit Commencement Date. Except as provided in Appendix A, this death benefit shall be in lieu of any other benefits under the Plan with respect to such a Participant.

         (b) Vested Participant. No death benefit shall be payable pursuant to this Section 4 unless the deceased former Participant had a non-forfeitable interest in his or her Retirement Benefit (determined without regard to the forfeiture provision of Section 6(b) unless such section has been actually enforced as to such individual) as of the date of death or as a consequence of such death (e.g., death while in service with a Group member); provided, however, such a Participant who otherwise had such a non-forfeitable interest shall not be considered to have had such an interest if he or she is subsequently determined to have forfeited such benefit as provided for in
Section 6(b), even if such action or determination is made after such Participant's death.

         (c) Amount and Commencement of Benefit. (1) General. Except as otherwise provided herein, the benefit payable to the Beneficiary shall be payable in the same manner as the Normal Form of Benefit and shall commence as of the later of the first day of the calendar month immediately following the calendar month of such Participant's death and the first day of the calendar month immediately following the calendar month in which such Participant, had he or she survived, would have attained age fifty-five (55) or such earlier date as may be provided by the Committee in its sole discretion. The benefit so payable shall be determined by adjusting such Participant's Pension Amount by the appropriate factor from Table 1 to reflect the period, if any, beginning on the first day of the calendar month immediately following the calendar month in which such Participant incurred a Termination of Employment and ending on the commencement date described in the immediately preceding sentence, and then dividing such Pension Amount as so adjusted by the Conversion Factor.

                  (2) Lump Sum. In the sole discretion of the Committee, and notwithstanding the provisions of paragraph (1) immediately preceding, the death benefit provided under this Section 4 may be paid to the Beneficiary in a lump sum within sixty (60) days after the deceased former

Participant's death. The amount of the lump sum shall be the Pension Amount adjusted by the appropriate factor from Table 1 to reflect the period, if any, beginning on the first day of the calendar month immediately following the calendar month in which such Participant incurred a Termination of Employment and ending on the first day of the calendar month immediately following the calendar month in which such Participant died.

         (d) Beneficiary. The identity of the Beneficiary and the rules with respect to the payment of benefits to such Beneficiary shall be as provided under Section 5.

         SECTION 5. PAYMENT OF RETIREMENT BENEFITS. (a) Application. No Retirement Benefit shall be paid to a Participant unless and until he or she applies for such benefits. The application shall be on such forms as the Administrator may prescribe for this purpose, and shall include all information the Administrator deems appropriate or useful for processing the benefit application. The Administrator shall inform a Participant of the need to apply for the Retirement Benefit and the information necessary to process such benefits. If there is a delay in the actual commencement of the Retirement Benefit past the date elected by the Participant as the Benefit Commencement Date or past the Benefit Commencement Date otherwise provided under the Plan, the Benefit Commencement Date as so elected or determined shall not change and the Participant shall be entitled to receive those benefits which would have been paid on or after such date, but for the delay, but without interest thereon.

         (b) Benefit Commencement Date. (1) General. Except as otherwise provided herein, payment of a Participant's Retirement Benefit shall commence as of the first possible Benefit Commencement Date.

                  (2) Participant's Election of Delayed Benefit Commencement Date. (A) General. Except as otherwise provided herein, a Participant may elect a delayed Benefit Commencement Date, or change any prior such election, at any time prior to what otherwise would be his or her first possible Benefit Commencement Date.

                           (B) Disability. A Participant who becomes Disabled
may not elect a delayed Benefit Commencement Date; provided, however, if the Disability period for a Participant ends by reason of the Participant's recovery from the Disability and he or she then returns to employment as an Eligible Employee, the Participant's right to elect a delayed Benefit Commencement Date shall be determined without regard to this Section 5(b)(2)(B).

                           (C) Election Procedures. The Administrator shall
prescribe such forms and manner by which a Participant may elect a delayed Benefit Commencement Date. No purported election of a delayed Benefit Commencement Date shall be valid unless made in the form and manner as so prescribed.

                  (3) Termination of Employment. Except as otherwise provided under the Plan, no Retirement Benefit shall be paid to a Participant prior to the time he or she has a Termination of Employment.

         (c) Form of Retirement Benefit. (1) General. Except as otherwise provided herein, a Participant's Retirement Benefit shall be paid in the Normal Form of Benefit.

                  (2) Married Participant. A Participant who has a Spouse as of the Benefit Commencement Date may elect to receive his or her Retirement Benefit as the Joint and Survivor Annuity, or revoke any prior such election, at any time prior to the Benefit Commencement Date. Such election or revocation shall be made in such form and manner as prescribed by the Administrator, and no such purported election or revocation shall be valid unless made in the form and manner as so prescribed. The election of a Joint and Survivor Annuity or the revocation of a prior such election shall be made solely by the Participant and shall not require the consent of such Participant's Spouse or any other person. In the event a Participant elects the Joint and Survivor Annuity and the Participant's Spouse does not survive to the Benefit Commencement Date, such election shall be automatically revoked.

         (d) Re-Employment after Commencement of Benefits. (1) General. Except as determined in the sole discretion of the Committee, if a Participant has commenced receiving a Retirement Benefit and subsequent to such commencement again becomes an employee of a Group member, then payment of such benefit shall cease during the period of re-employment. When the Participant again terminates such employment, payment of the Retirement Benefit in the same form of benefit as was being paid before such suspension shall recommence as of the first day of the calendar month immediately following the calendar month in which such re-employment ceased ("Recommencement Date"), and the monthly amount thereof shall be adjusted for the period of suspension. If the Participant was receiving his or her Retirement Benefit under the Normal Form of Benefit before such suspension, the adjustment for the period of suspension shall be an increase in the monthly annuity so that upon recommencement the amount of each monthly annuity equals the monthly annuity being paid before such suspension, multiplied by the appropriate factor set forth in Table 1 to reflect the whole calendar months of such suspension. If the Participant was receiving his or her Retirement Benefit under the Joint and Survivor Annuity, the adjustment for the period of suspension shall be such that the monthly amount of the Joint and Survivor Annuity redetermined as of the Recommencement Date is the actuarial equivalent of the monthly amount of such annuity as of the Benefit Commencement Date, after taking into account the value of benefits paid before such suspension. For this purpose, an actuarial equivalent shall be determined by applying the actuarial factors used in preparing Table 2 and the ages of the Participant and Spouse as the Recommencement Date shall be determined by assuming their survival to such date.

                  (2) Additional Benefit. In the event the Participant so returns to employment as an Eligible Employee, (i) when the Participant again terminates employment payment of his or her Retirement Benefit attributable to service before such suspension shall recommence and in an amount determined by applying the immediately preceding paragraph (1) and (ii) the Retirement Benefit and Section 4 death benefit payable, if any, for the period of such re-employment shall be determined and paid as if the Participant had no prior service with a Group member except all of such a Participant's Years of Service, whether earned before or after such re-employment, shall be aggregated for purposes of applying Section 3(b)(1).

         (e) Normal Form of Benefit and Death Before End of 180 Month Period.
(1) Death On or After the Benefit Commencement Date. If a Participant to whom the Normal Form of Benefit is being paid dies on or after the Benefit Commencement Date and before the end of the one hundred eighty (180) month period over which such benefit is payable, the monthly benefit for the balance of such period shall continue to be paid to such Participant's Beneficiary.

                    (2) Participants Described in Section 5(d). A Participant described in Section 5(d)(1) who was receiving the Normal Form of Benefit before such suspension and who dies during the period of such re-employment shall be considered as described in paragraph (1) immediately preceding with respect to the Retirement Benefit earned before such re-employment.

                    (3) Others. The benefit payable after the death of any former Participant not described in paragraphs (1) or (2) immediately preceding, and where the Retirement Benefit is not payable under the Joint and Survivor Annuity, shall be determined under Section 4.

         (f) Beneficiary. (1) General. Except as otherwise limited by paragraph
(2) immediately following, a Participant may at any time and without the consent of any other person designate a Beneficiary, or change any prior such designation, entitled to receive any Plan benefits payable after the Participant's death, whether payable pursuant to Section 4 or under the Normal Form of Benefit. No such purported designation shall be effective unless it is made in such form and manner as prescribed by the Administrator. No person shall be recognized as a Beneficiary unless and until such person provides such information or certifications as required under the circumstances by the Administrator. If there is a delay in the actual commencement of payment of the benefit to the Beneficiary past the date otherwise provided under the Plan (e.g., there is a delay in determining the person entitled to receive such benefits), the Beneficiary shall be entitled to receive those benefits which would have been paid to such Beneficiary on or after such date, but for the delay, but without interest thereon.

                  (2) Married Participants. The sole primary Beneficiary of (i) a Participant or former Participant who receives his or her Retirement Benefit in the Normal Form of Benefit and who has a Spouse as of such Participant's Benefit Commencement Date or (ii) a former Participant with respect to whom a benefit is payable under Section 4, and who is survived by a Spouse, shall be such Spouse. In the event such Spouse (x) waives the right to be the sole primary beneficiary of the Participant in such form and manner as prescribed by the Administrator, (y) does not survive such Participant under the circumstances described in clause (i) immediately preceding or (z) does not survive the one hundred eighty (180) day term certain period over which such benefits are payable, such Participant's Beneficiary with respect to any benefits payable after such Participant's death shall be determined as otherwise provided in this
Section 5(f) without regard to this paragraph (2).

                  (3) Default Takers. If a Participant or former Participant fails to make a valid beneficiary designation, makes such a designation but is not survived by any of the persons named as a primary or contingent beneficiary, makes such a designation but the beneficiary named does not survive the period over which the benefits are paid and no other designated beneficiary is then entitled to the share of such deceased beneficiary, or makes such a designation but such designation does not effectively dispose of all benefits payable after such Participant's death, then, and to the extent such benefits are payable after such Participant's death, all such benefits shall be paid to the executor or personal representative of such Participant's estate or, if there is no such person, then in accordance with the laws of intestate succession of the jurisdiction in which such Participant was domiciled as of the date of death.

         (g) Non-Alienation. No right or benefit under this Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No such right or benefit shall be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such right or benefit, and no such right or benefit shall be subject to garnishment, attachment, execution, or levy of any kind.

         If a Participant or Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge such right or benefit, or if the right or benefit to which such person may be entitled is held by any court to be subject to garnishment, attachment, execution, or levy of any kind, then in the discretion of the Administrator such right or benefit shall cease and terminate and the same shall be held or applied, in whole or in part, to or for the benefit of such Participant or Beneficiary (or children or other dependents thereof) or any of them, in such manner and in such proportion as the Administrator shall deem proper. Any payment so made or applied shall be conclusively deemed to have been made for the benefit of such Participant or Beneficiary.

         (h) Miscellaneous. (1) Payment on Behalf of Incompetent Participants or Beneficiaries. If the Administrator determines that any Participant or Beneficiary to whom a benefit is payable under the terms of the Plan is unable to care for his or her affairs because of illness, accident, or mental or physical incompetency, the Administrator may cause the payments due to such Participant or Beneficiary to be paid to another person for the benefit of such Participant or Beneficiary. Any such payment shall be deemed a payment to the Participant or Beneficiary and shall operate as a complete discharge of all liability of the Plan with respect to such payments.

                  (2) Mailing and Lapse of Payments. All payments under the Plan shall be delivered in person or mailed to the last address supplied to the Administrator by the Participant or Beneficiary, as the case may be. If after reasonable inquiry the Administrator cannot locate the person entitled to the Plan benefits, then payment of such benefits shall be suspended. If such person is thereafter located, however, then such suspension shall cease and the person shall be entitled to receive all benefits he or she would otherwise have been entitled to receive under the Plan but for such suspension, but without interest thereon.

                  (3) Overpayment. If the benefits paid to any person exceed the benefits to which the person was actually entitled, then future benefits shall be reduced in such manner as the Administrator deems appropriate or, if such reduction is not possible, the Administrator may undertake such actions as it deems reasonable to recover the excess.

                  (4) Address and TIN. Each Participant or Beneficiary shall be responsible for furnishing the Administrator with his or her correct current address and taxpayer identification number.

         SECTION 6. CONFIDENTIALITY, COVENANTS NOT TO COMPETE, AND NON-SOLICITATION. (a) General. Each Eligible Employee acknowledges that as a key executive of the Company or other Group member he or she has become familiar and will continue to be familiar with the trade secrets, know-how, executive personnel, strategies, other confidential information and data of the Group and its members. Each Eligible Employee further acknowledges that the financial security of the Group and the Company's shareholders depends in large part on the efforts of executives like the Eligible Employee, and that a basic premise for the Plan is to compensate such individuals for their efforts in causing the Group to grow and prosper, thereby helping to insure the Group's financial future for years well beyond the time the individual leaves. Therefore, in consideration of the extension of the Plan to an Eligible Employee, he or she agrees that (i) after Termination of Employment he or she shall not (directly or indirectly), without the Company's prior written consent, use or disclose to any other person any confidential information or data concerning the Company or other Group members or former Group members, and (ii) for a period of three (3) years from Termination of Employment he or she shall not (directly or indirectly) and without the Company's prior written consent:

         (1) own, manage, control, participate in, consult with or render services of any kind for any concern which engages in a business which is competitive with any business being conducted, or contemplated being conducted, by the Group as of the date of Termination of Employment;

         (2) become an employee or agent of any publicly traded corporation or other entity, or any division or subsidiary of such a corporation or entity, where more than 5% of such organization's business is in competition with any business being conducted, or contemplated being conducted, by the Group as of the date of Termination of Employment, unless the annual sales of such organization do not exceed $40 million;

         (3) participate in any plan or attempt to acquire the business or assets of the Group or control of the voting stock of any member thereof, or in any manner interfere with the control of the Company, whether by friendly or unfriendly means; or

         (4) induce or attempt to induce any individual to leave the employ of the Company or other Group member or hire any such individual who approaches him or her for employment.

If at the time of enforcement of the terms of this Section 6, a court shall hold that the duration, scope or area of restriction stated herein are unreasonable under the circumstances then existing, the Eligible Employee agrees that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope, or area.

         (b) Forfeiture and Other Remedies. Upon any breach of the covenants described in this Section, all benefits then due under the Plan (and all benefits which otherwise would be due under the Plan in the future) to the Eligible Employee or his or her beneficiaries shall be forfeited. The covenants described in this Section run in favor of and shall be enforceable by the Company or its assigns. The Company shall be entitled to all legal and equitable remedies to prevent, cure and compensate for a breach of the covenants described herein, without posting of bond, and all such remedies shall be in addition to such forfeiture. By accepting coverage under the Plan, each Eligible Employee acknowledges and agrees that his or her breach or breach of the covenants described in this Section 6 will result in irreparable harm to the Company. Therefore, to remedy or prevent such a breach the Company shall be entitled to enjoin the Eligible Employee from taking or failing to take such actions as will or which may be reasonably considered to cause such a breach, including an injunction to prevent the Eligible Employee from breaching the terms of this
Section 6.

         SECTION 7. FUNDING AND PAYMENT OF BENEFITS. (a) General. Except as expressly provided herein, the Plan is an unfunded deferred compensation arrangement. No Group member shall establish or is required to establish any trust to fund benefits provided under the Plan, and no such member shall establish or is required to establish any type of earmarking or segregation of its assets to provide for such benefits. In the event of default of a Group member's obligations hereunder, each Participant and his or her beneficiaries shall have no greater entitlements or security than does a general creditor of the Group member.

         (b) Employer Company. Except as otherwise expressly provided herein, the Employer Company shall pay or provide for the payment of benefits hereunder. If the Employer Company does not timely pay such benefits, then, except as described in subsection (c) immediately following, the sole recourse of the claimant Participant or Beneficiary is against such Employer Company and no other member of the Group shall be responsible to pay or provide for the payment of such benefits or liable for the nonpayment thereof.

         (c) Company Assumption of Liability. Under the following circumstances, the Company shall assume and be responsible for the payment of benefits hereunder even though it is not the Employer Company:

         (i) the Employer Company is not participating in the Plan as of the date benefits hereunder are scheduled to commence to a Participant or his or her beneficiaries;

         (ii) the Employer Company does not timely pay or provide for the payment of benefits hereunder and such failure is not corrected within thirty (30) days; or

         (iii) the Participant has a Termination of Employment due to a sale of the stock (or rights analogous to stock) or assets of a Group member, and the Participant has earned a non-forfeitable Retirement Benefit (determined without regard to the forfeiture provision of Section 6(b) unless such section has been actually enforced as to such individual) on or before the date of such termination.

The Company's obligation under paragraph (i) immediately preceding shall cease when the Employer Company agrees to participate in the Plan. The Company's obligation under paragraph (ii) immediately preceding shall cease when the Employer Company is current on its payment of benefits. The Company's obligation under paragraph (iii) immediately preceding shall not come into effect (or if previously effective, shall cease) as of the date the person who purchased such stock or assets, or a person who controls such person, agrees in writing to assume the liability for the benefits the Participant has then earned hereunder; provided, however, that upon a Change in Control the Company, any person in control of the Company, and the Employer Company if not the Company, shall be jointly and severally responsible for payment of benefits hereunder regardless of the other provisions of this Section 7 and the assumption of such liability by another person shall not discharge the Company, any person in control of the Company, and such Employer Company from liability hereunder.

         (d) Participation by Other Group Members. A member of the Group may join in this Plan by adopting a written resolution of its board of directors, and delivering such resolution to the Administrator. Any Group member, other than the Company, may end its participation under the Plan by a written resolution of its board of directors delivered to the Committee, provided, however, that no such resolution ending participation shall be effective until thirty (30) days after it is received by the Administrator. By agreeing to join in the Plan, each Group member agrees to pay or provide for the payment of benefits hereunder to those Participants and their beneficiaries with respect to whom such member is the Employer Company. No such member, other than the Company, shall have any power or authority to terminate, amend, administer, modify, or interpret the Plan, all such powers being reserved to the Administrator and the Committee.

         SECTION 8. DEFAULT. Should the Employer Company (and the Company to the extent provided for in Section 7(c)) fail to pay when due any benefit under the Plan to or with respect to a Participant or Beneficiary and such failure to pay continues for a period of sixty (60) days from receipt of a written notice of nonpayment from the affected Participant or Beneficiary, the Employer Company (and the Company to the extent provided in Section 7(c)) shall be in default hereunder and shall pay to the Participant or Beneficiary the benefits past due and the reasonable costs of collection of any such amount, including reasonable attorney's fees and costs; provided, however, if the Administrator in good faith disputes the amount of such benefit due or whether a person is entitled to such a benefit, then to the extent and duration of such a dispute the Employer Company (and the Company to the extent provided for in Section 7(c)) shall not be considered in default hereunder; provided further, however, a Participant for whom a KEESA becomes operative due to a Change in Control, and regardless of whether such Participant incurs a Covered Termination, shall be entitled to payment or reimbursement of such costs of collection as provided under Section 13(g).

         SECTION 9. ADMINISTRATION OF THE PLAN. (a) General. The Company, through its designated officers and agents, shall be the Administrator and thereby handle the day-to-day administration of the Plan and such other administrative duties as are allocated to the Administrator under the Plan. All such administrative duties and powers shall be performed by and rest in the Company's Vice President of Human Resources (or persons designated by such Vice President). Except as otherwise provided under the Plan, the Administrator shall:

         (1) determine the rights and benefits of individuals and other persons under the Plan;

         (2)      interpret, construe, and apply the provisions of the Plan;

         (3)      process and direct the payment of Plan benefits;

         (4) adopt such forms as it deems appropriate or desirable to administer the Plan and pay benefits thereunder; and

         (5) adopt such rules and procedures as it deems appropriate or desirable to administer the Plan.

         (b) Committee. The Committee shall exercise such powers as are allocated to it under the Plan and shall be empowered to direct other persons as to Plan administration, and its directions shall be followed to the extent consistent with the powers delegated to the Committee and not otherwise contrary to the provisions of the Plan.

         (c) Indemnity. No member of the Committee or person acting on behalf of the Administrator shall be subject to any liability with respect to the performance of his or her duties under the Plan or a related document unless he or she acts fraudulently or in bad faith. The

Company shall indemnify and hold harmless the members of the Committee and the Company's officers and employees, and the officers and employees of another Group member, from any liability with respect to the performance of their duties under the Plan, unless such duties were performed fraudulently or in bad faith. Such indemnification shall cover any and all reasonable attorneys' fees and expenses, judgments, fines and amounts paid in settlement, but only to the extent such amounts are (i) actually and reasonably incurred, (ii) not otherwise paid or reimbursable under an applicable employer paid insurance policy, and
(iii) not duplicative of other payments made or reimbursements due by the Company or its affiliates under other indemnity agreements.

         SECTION 10. EFFECT OF KEESA. If a Participant has entered into a KEESA and such Participant incurs a Covered Termination, then as or with respect to that Participant:

         (i) notwithstanding the provisions of Section 6, the scope or duration (or both) of such Participant's covenants under
                  Section 6 shall be no greater or longer than similar covenants provided for in such Participant's KEESA and, to the extent there are no such similar covenants in such Participant's KEESA, then Section 6 shall be void and of no force and effect; and

         (ii) in the case of any conflict between the terms and provisions of this Plan and the terms and provisions of such Participant's KEESA, the terms of such Participant's KEESA shall control to the extent more beneficial to such Participant, and the obligations of the Company under such KEESA shall be in addition to any of its obligations under the Plan.

         SECTION 11. AMENDMENT OR TERMINATION. (a) General. This Plan may be terminated or amended, in whole or in part, at any time by written resolution of the Board of Directors of the Company. Any such action may apply to the Plan as a whole, or any individual Participant or group of Participants. Except as provided in Section 11(b) and (c), any such action may reduce or eliminate (retroactively or prospectively, or both) any benefits under the Plan that otherwise would be payable but for such action.

         (b) Limitation on Power to Amend or Terminate. (1) Vested Participants. As to any Participant who has earned a non-forfeitable Retirement Benefit (determined without regard to Section 6) before the date the Plan is amended or terminated (or, if later, before the date such action is effective), no such amendment or termination shall (without the specific written consent of the Participant):

         (i)      reduce the Retirement Benefit earned by the Participant;

         (ii) reduce the amount of Plan benefits then being paid to a Participant or change the form in which such benefits are being paid; or

         (iv) terminate, amend, or otherwise change the liability of the Company, Employer Company, or other person to pay or provide for the payment of Retirement Benefits protected under clauses
                  (i) and (ii) immediately preceding.

                  (2) Beneficiaries. As to any former Participant who has died before the date the Plan is amended or terminated (or, if later, before the date such action is effective), no such amendment or termination shall (without the specific written consent of such Participant's Beneficiary):

         (i) reduce the amount of Plan benefits to which such Beneficiary is entitled or change the form in which benefits are payable; or

         (ii) terminate, amend, or otherwise change the liability of the Company, Employer Company, or other person to pay or provide for the payment of benefits protected under clause (i) immediately preceding.

         (c) Change in Control. In addition to the limitations described in
Section 11(b), upon a Change in Control for which a Participant's KEESA becomes operative and under which a Covered Termination has or may occur, then without the specific written consent of the Participant (or Beneficiary in the event of the Participant's death), the Plan as in existence immediately prior to the Change in Control may not be (directly or indirectly) terminated, amended, or otherwise changed in any respect during the three year period beginning with the date of the Change in Control, but only with respect to such individual. The prohibition herein described shall apply to any action which affects or is intended to affect the terms and provisions of the Plan as then in effect during such three year period, regardless of when made or effective.

         (d) Continuation of Plan Provisions. To the extent that any Plan benefits, and rights and obligations allocable thereto, are protected under
Section 11(b) and (c), then as to the persons described in Section 11(b) and (c) the Plan shall continue in force and effect, as if no such amendment or termination had occurred, until such benefits are fully paid or fully provided for to such persons.

         SECTION 12. CLAIMS. (a) Filing Claims. A Participant or Beneficiary (or a person who in good faith believes he or she is a Participant or Beneficiary, i.e., a "claimant") who believes he or she has been wrongly denied benefits under the Plan may file a written claim for benefits with the Administrator. Although no particular form of written claim is required, no such claim shall be considered unless it provides a reasonably coherent explanation of the claimant's position.

         (b) Decision on Claim. The Administrator shall in writing approve or deny the claim within sixty (60) days of receipt, provided that such sixty (60) day period may be extended for reasonable cause by notifying the claimant. If the claim is denied, in whole or in part, the Administrator shall provide notice in writing to the claimant, setting forth the following:

         (1)      the specific reason or reasons for the denial;

         (2) a specific reference to the pertinent Plan provisions on which the denial is based;

         (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material is necessary; and

         (4) the steps to be taken if the claimant wishes to appeal the decision to the Committee.

         (c) Appeal of Denied Claim. (1) Filing Appeals. A claimant whose claim has been denied in whole or in part may appeal such denial to the Committee by filing a written appeal with the Administrator within sixty (60) days of the date of the denial. A decision of the Administrator which is not appealed within the time herein provided shall be final and conclusive as to any matter which was presented to the Administrator.

                  (2) Rights on Appeal. A claimant (or a claimant's duly authorized representative) who appeals the Administrator's decision shall, for the purpose of preparing such appeal, have the right to review any pertinent Plan documents, and submit issues and comments in writing to the Committee.

         (d) Decision by Appeals Committee. The Committee shall make a final and full review of any properly appealed decision of the Administrator within sixty
(60) days after receipt of the appeal, provided that such period may be extended for reasonable cause by notifying the claimant. The Committee's decision shall be in writing and shall include specific reasons for its decisions and specific references to the pertinent Plan provisions on which its decision is based.

         SECTION 13. MISCELLANEOUS. (a) Employer's Rights. The right of a Group member to discipline or discharge employees or to exercise rights related to the tenure of employment shall not be adversely affected in any manner by reason of the existence of the Plan or any action hereunder.

         (b) Interpretation. Section and subsection headings are for convenient reference only and shall not be deemed to be part of the substance of this instrument or in any way to enlarge or limit the contents of any Section or subsection. Masculine gender shall include the feminine, and vice versa, and singular shall include the plural, and vice versa, unless the context clearly requires otherwise.

         (c) Withholding of Taxes. All benefits earned under the Plan or the payment of such benefits, as the case may be, shall be subject to withholding for federal, state, local and other taxes as required by law. If and to the extent any such withholding is required before such benefits are paid to the Participant or Beneficiary, such withholdings shall be made from amounts otherwise payable to such person by a Group member (e.g., salary). If no such other amounts are available to satisfy such withholdings, and to the extent the Group member pays such withholdings, then notwithstanding the provision of
Section 5(g) the withholdings so paid by the Group member (with reasonable interest thereon as determined by the Administrator) may be offset against benefits otherwise payable under the Plan.

         (d) Computational Errors. In the event mathematical, accounting, actuarial or other errors are made in administration of the Plan due to mistakes of facts, the Administrator may make equitable adjustments, which may be retroactive, to correct such errors. Such adjustments shall be conclusive and binding on all Participants and Beneficiaries.

         (e) Choice of Law. To the extent not preempted by ERISA or any other federal statute, the construction and interpretation of the Plan shall be governed by the laws of the State of Minnesota.

         (f) Savings Clause. Should any valid federal or state law or final determination of any agency or court of competent jurisdiction affect any provision of this Plan, the Plan provisions not affected by such determination shall continue in full force and effect.

         (g) Change in Control. A Participant for whom a KEESA becomes operative due to a Change in Control, and regardless of whether such Participant incurs a Covered Termination, shall be entitled to adjudicate any dispute regarding his or her benefits or rights and entitlements under the Plan, after compliance to the extent necessary with the claim procedures under Section 12, in the forums and venues as provided in Section 22 of the KEESA, and shall be entitled to payment or reimbursement of costs and expenses related to such adjudication as provided in Section 15 of the KEESA.

         (h) Application of Amendment. This amended and restated Plan document applies with respect to individuals who are Participants on or after August 23, 2000.


                              --------------------


         The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby approve the form and content of this amended and restated Plan document.



Dated:
      ------------------------------   -----------------------------------------
                                       Louis L. Ainsworth
                                       Senior Vice President and General Counsel of Pentair, Inc.



         The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby execute the foregoing document for and on behalf of Pentair, Inc. effective as of August 23, 2000.


                                       PENTAIR, INC.


Dated:                                 By:
      ------------------------------      --------------------------------------
                                          Its:
                                              ----------------------------------

                                   APPENDIX A


         ARTICLE 1. GENERAL. The supplemental retirement benefit, and benefits related thereto, described in this Appendix A are in addition to the benefits payable under the Plan apart from this Appendix A. Except as provided in this Appendix A or as necessary and appropriate to implement its provisions, all Plan provisions apart from this Appendix A shall apply to the benefits described herein (e.g., determination of a Beneficiary and the amount or portion payable to such Beneficiary; the covenants described in Section 6).

         ARTICLE 2. PARTICIPANTS AND APPENDIX A BENEFITS. (a) General. The Participants who may be entitled to the supplemental retirement benefit described in this Appendix A and the amount of such benefit are as described below.

         Name of Participant                    Supplemental Retirement Benefit
         -------------------                    -------------------------------
         Richard J. Cathcart                $803.00 per month for each Year of Service
         G. Robert Gey                      $103.00 per month for each Year of Service
         Delton D. Nickel                   $256.00 per month for each Year of Service
         James A. White                     $100.00 per month for each Year of Service

         (b) Year of Service. (1) General. For purposes of applying the benefit formula described immediately above, a Year of Service means a calendar year ending December 31, beginning with the calendar year ending December 31, 1999 and each anniversary thereof, for which the individual completes 1,000 Hours of Service as an Eligible Employee. For this purpose, an individual who becomes Disabled shall be considered to have completed 1,000 Hours of Service as of each such December 31 during the Disability period, and an individual who has a Termination of Employment as an Eligible Employee due to death shall be considered to have completed 1,000 Hours of Service for the calendar year of death.

                  (2) Service Upon a Covered Termination. If a Participant, described in Article 2(a) immediately preceding, has entered into a KEESA and such Participant incurs a Covered Termination, the supplemental retirement benefit described in this Appendix A as to such Participant shall be no less than the amount determined as if the Participant completed a Year of Service for each calendar year after 1999 and ending with, but including, the calendar year in which he attains or would attain age sixty-two (62).

         (c) Non-Forfeitable Interest. (1) General. The supplemental retirement benefit described in this Appendix A shall be forfeited if the Participant has a Termination of Employment or otherwise ceases to be an Eligible Employee before attaining age sixty (60), regardless of the Participant's non-forfeitable rights to other benefits under the Plan.

                  (2) Exceptions. A Participant shall be considered to have attained age sixty (60) for purposes of applying paragraph (1) immediately preceding, if he has a Termination of Employment by reason of an event or circumstance by which he would be deemed to have completed the service necessary to have a non-forfeitable interest in his Retirement Benefit (e.g., death in service as an Eligible Employee) determined without regard to the forfeiture provisions of Section 6(b) unless such section has been actually enforced as to such Participant.

         (d) Supplemental Retirement Benefit Described. The supplemental retirement benefit described in this Appendix A is a monthly benefit, commencing as of the Benefit Commencement Date and payable for a term certain of one hundred eighty (180) consecutive months. Assuming the Participant is otherwise entitled to receive such benefit, the commencement date and form (i.e., the Normal Form of Benefit or the Joint and Survivor Annuity and related actuarial factors by which the Normal Form of Benefit is converted to the Joint and Survivor Annuity) in which such supplemental retirement benefit is paid shall be the same as the Participant's Retirement Benefit apart from this Appendix A, and all relevant elections and revocations related to such Retirement Benefits shall apply to the supplemental retirement benefit described herein. To account for the fact this Appendix A supplemental benefit is already expressed as a one hundred eighty (180) month term certain annuity whereas the Retirement Benefit apart from this Appendix A payable in the Normal Form of Benefit is derived under a formula which starts with the Pension Amount, the amount of such supplemental monthly retirement benefit shall be adjusted if the Participant survives to the Benefit Commencement Date by the appropriate factor set forth in Table 1 to reflect the period, if any, beginning on the first day of the calendar month in which the Termination of Employment occurred and ending on the Benefit Commencement Date.

         (e) Death Before Benefit Commencement Date. If a Participant described in this Appendix A dies before his Benefit Commencement Date and at the time, or as a result, of his death such Participant had a nonforfeitable interest in the supplemental retirement benefit described herein (determined without regard to the forfeiture provisions of Section 6(b) unless such section has been actually enforced as to such Participant), a death benefit shall be paid to such Participant's Beneficiary in addition to the death benefit payable under Section 4 with respect to such Participant. The commencement date and form of such death benefit shall be the same as the death benefit payable under Section 4, and the amount of the death benefit provided by this Appendix A shall be the supplemental retirement benefit earned hereunder as of such Participant's death, adjusted in a manner consistent with Section 4 to account for the fact such supplemental retirement benefit is already expressed as a one hundred eighty
(180) month term certain annuity.

                                   SCHEDULE 1



         NAME OF PARTICIPANT                  BENEFIT SERVICE DATE                    PARTICIPATION DATE
         -------------------                  --------------------                    ------------------
         Cathcart, Richard                         03/06/1995                             01/01/1999
         Gey, Bob                                  08/01/1992                             01/01/1999
         White, James                              12/01/1991                             01/01/1999
         Fernandez, Jorge                          09/01/1997                             01/01/1999
         Schroepfer, Mark                          02/01/1996                             01/01/1999
         Nickel, Del                               10/01/1996                             01/01/1999
         Ainsworth, Louis                          07/01/1997                             01/01/1999
         Danko, George                             10/13/1997                             01/01/1999
         Bentson, Steve                            11/01/1996                             01/01/1999
         Knutson, Deb                              09/01/1994                             01/01/1999
         Hogan, Randy                              03/16/1998                             01/01/1999
         Durant, Karen                             09/01/1997                             01/01/1999
         Schrock, Michael                          01/01/1999                             01/01/1999
         Harrison, David D.                        02/14/1997                             02/14/2000























                                                 Effective as of August 23, 2000

                                   SCHEDULE 2



                              Winslow H. Buxton

                              Joseph R. Collins

                              Nevin J. Craig

                              Fred C. Lavender

                              Roy T. Rueb

                                   SCHEDULE 3



                                 ITEMS INCLUDED

Base salary or wages, including such salary or wages deferred at the election of an individual under the Pentair, Inc. Non-Qualified Deferred Compensation Plan

401(k) plan before-tax and after-tax employee contributions

Section 125 plan (flexible benefit plan) pre-tax employee contributions

Pentair, Inc. Employee Stock Purchase and Bonus Plan employer bonus contributions

Pentair, Inc. Management Incentive Plan bonus, including such bonus deferred at the election of an individual under the Pentair, Inc. Non-Qualified Deferred Compensation Plan

Holiday pay

Sick leave pay

Bereavement pay

Jury duty pay

Military pay

Gain-sharing payments

Profit-sharing payments

Short-term disability benefits

Perquisites



                                 ITEMS EXCLUDED

Cash payments made and property or rights in property other than cash granted under or pursuant to the Pentair Omnibus Stock Incentive Plan

Special awards under the Pentair, Inc. Management Incentive Plan

Severance pay

Moving expense reimbursements

Employee business expense reimbursements

Tuition reimbursement

Adoption assistance payments

Computer hardware and software purchase reimbursements

Special cash awards

Foreign duty pay enhancements

Except as expressly provided in the column immediately to the left, amounts contributed to (e.g., deferred salary) or received under or pursuant to non-qualified deferred compensation arrangements including, but not limited to, the Pentair, Inc. Non-Qualified Deferred Compensation Plan

Except as expressly provided in the column immediately to the left, all contributions (other than after-tax employee contributions) to and all benefits received under a tax-qualified plan






                                                 Effective as of August 23, 2000

                                     TABLE 1

                                     TABLE 2

             CONVERSION FACTORS FROM 180 MONTH TERM CERTAIN ANNUITY
                   TO JOINT AND 100% SPOUSAL SURVIVOR ANNUITY





































In applying this Table 2, Participant and Spouse ages shall be based upon attained age in whole years as of the Benefit Commencement Date.

                                TABLE OF CONTENTS

1.       NAME OF PLAN.............................................................................................1

2.       GENERAL DEFINITIONS......................................................................................1

3.       PARTICIPATION, VESTING AND BENEFIT SERVICE, AND RULES GOVERNING THE CREDITING
         OF SERVICE, DISABILITY AND THE DETERMINATION OF COMPENSATION AND FINAL
         AVERAGE COMPENSATION.....................................................................................5

         (a)      Participation...................................................................................5
         (b)      Vesting.........................................................................................6
         (c)      Benefit Service.................................................................................6
         (d)      Service Credits.................................................................................7
         (e)      Disability......................................................................................8
         (f)      Compensation...................................................................................10

4.       PAYMENTS IN THE EVENT OF DEATH BEFORE THE BENEFIT COMMENCEMENT DATE.....................................10

         (a)      General........................................................................................10
         (b)      Vested Participant.............................................................................10
         (c)      Amount and Commencement of Benefit.............................................................11
         (d)      Beneficiary....................................................................................11

5.       PAYMENT OF RETIREMENT BENEFITS..........................................................................11

         (a)      Application....................................................................................11
         (b)      Benefit Commencement Date......................................................................11
         (c)      Form of Retirement Benefit.....................................................................12
         (d)      Re-Employment after Commencement of Benefits...................................................12
         (e)      Normal Form of Benefit and Death Before End of 180 Month Period................................13
         (f)      Beneficiary....................................................................................13
         (g)      Non-Alienation.................................................................................14
         (h)      Miscellaneous..................................................................................14

6.       CONFIDENTIALITY, COVENANTS NOT TO COMPETE, AND NON-SOLICITATION.........................................15

         (a)      General........................................................................................15
         (b)      Forfeiture and Other Remedies..................................................................16

7.       FUNDING AND PAYMENT OF BENEFITS.........................................................................16

         (a)      General........................................................................................16
         (b)      Employer Company...............................................................................16
         (c)      Company Assumption of Liability................................................................17
         (d)      Participation by Other Group Members...........................................................17

8.       DEFAULT.................................................................................................17

9.       ADMINISTRATION OF THE PLAN..............................................................................18

         (a)      General........................................................................................18
         (b)      Committee......................................................................................18
         (c)      Indemnity......................................................................................18

10.      EFFECT OF KEESA.........................................................................................19

11.      AMENDMENT OR TERMINATION................................................................................19

         (a)      General........................................................................................19
         (b)      Limitation on Power to Amend or Terminate......................................................19
         (c)      Change in Control..............................................................................20
         (d)      Continuation of Plan Provisions................................................................20

12.      CLAIMS..................................................................................................20

         (a)      Filing Claims..................................................................................20
         (b)      Decision on Claim..............................................................................20
         (c)      Appeal of Denied Claim.........................................................................20
         (d)      Decision by Appeals Committee..................................................................21

13.      MISCELLANEOUS...........................................................................................21

         (a)      Employer's Rights..............................................................................21
         (b)      Interpretation.................................................................................21
         (c)      Withholding of Taxes...........................................................................21
         (d)      Computational Errors...........................................................................21
         (e)      Choice of Law..................................................................................21
         (f)      Savings Clause.................................................................................21
         (g)      Change in Control..............................................................................22
         (h)      Application of Amendment.......................................................................22

APPENDIX A

SCHEDULE 1

SCHEDULE 2

SCHEDULE 3

TABLE 1

TABLE 2